UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-A/A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934
NEWELL RUBBERMAID INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	36-3514169

(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

10 B Glenlake Parkway Suite 300 Atlanta, Georgia	30328

(Address of Principal Executive Offices)	(Zip Code)
If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☑
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐
Securities Act registration statement file number to which this form relates: 001-09608 (if applicable)
Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class To Be So Registered	Name of Each Exchange on Which Each Class Is To Be Registered

Common Stock Purchase Rights	New York Stock Exchange Chicago Stock Exchange
Securities to be registered pursuant to Section 12(g) of the Act:
None

(Title of Class)

Explanatory Note:
This Form 8-A/A supplements and amends the Registration Statement on Form 8-A/A dated August 22, 2006 (the “Amended Registration Statement”), filed by Newell Rubbermaid Inc. (the “Company”) with respect to the Common Stock Purchase Rights issued pursuant to the Rights Agreement dated as of August 6, 1998, as amended September 29, 2003 and August 22, 2006.

Item 1.	Description of Registrant’s Securities to Be Registered.
Item 1 of the Amended Registration Statement is amended to add the following paragraph as the last paragraph of Item 1:
On November 14, 2006, the Company and Computershare Investor Services, LLC, as rights agent (the “Rights Agent”), amended the Rights Agreement, dated as of August 6, 1998, as amended September 29, 2003 and August 22, 2006 (the “Rights Agreement”), between the Company and the Rights Agent, pursuant to which (i) the rights to purchase Common Stock, par value $1.00 per share, of the Company (the “Rights”) will expire at the close of business on November 30, 2006 (the “Final Expiration Date”) and there no longer will be a Right associated with each outstanding share of the Company’s common stock after the Final Expiration Date, (ii) the Rights Agreement will expire on the Final Expiration Date and (iii) no person will have any rights pursuant to the Rights Agreement or any Right after the Final Expiration Date. The third amendment to the Rights Agreement is attached hereto as Exhibit 4.4 and is incorporated herein by reference.

Item 2.	Exhibits.

4.1	Rights Agreement dated as of August 6, 1998 between Newell Co. and First Chicago Trust Company of New York, as Rights Agent (incorporated by reference to Exhibit 1 to the Registrant’s Registration Statement on Form 8-A dated August 28, 1998, File No. 001-09608).
4.2	First Amendment to Rights Agreement dated as of September 29, 2003 between Newell Rubbermaid Inc. and The Bank of New York, as Rights Agent (incorporated by reference to Exhibit 4.2 to the Registrant’s Registration Statement on Form 8-A/A dated October 27, 2003, File No. 001-09608).
4.3	Second Amendment to Rights Agreement dated as of August 22, 2006 between Newell Rubbermaid Inc. and Computershare Investor Services, LLC, as Rights Agent (incorporated by reference to Exhibit 4.3 to the Registrant’s Registration Statement on Form 8-A/A dated August 22, 2006, File No. 001-09608).
4.4	Third Amendment to Rights Agreement dated as of November 14, 2006 between Newell Rubbermaid Inc. and Computershare Investor Services, LLC.

SIGNATURE
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

NEWELL RUBBERMAID INC.
Date: November 14, 2006	By:	/s/ Dale L. Matschullat
Dale L. Matschullat
Vice President -- General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

4.1	Rights Agreement dated as of August 6, 1998 between Newell Co. and First Chicago Trust Company of New York, as Rights Agent (incorporated by reference to Exhibit 1 to the Registrant’s Registration Statement on Form 8-A dated August 28, 1998, File No. 001-09608).
4.2	First Amendment to Rights Agreement dated as of September 29, 2003 between Newell Rubbermaid Inc. and The Bank of New York, as Rights Agent (incorporated by reference to Exhibit 4.2 to the Registrant’s Registration Statement on Form 8-A/A dated October 27, 2003, File No. 001-09608).
4.3	Second Amendment to Rights Agreement dated as of August 22, 2006 between Newell Rubbermaid Inc. and Computershare Investor Services, LLC, as Rights Agent (incorporated by reference to Exhibit 4.3 to the Registrant’s Registration Statement on Form 8-A/A dated August 22, 2006, File No. 001-09608).
4.4	Third Amendment to Rights Agreement dated as of November 14, 2006 between Newell Rubbermaid Inc. and Computershare Investor Services, LLC.